STATEMENT OF AMENDMENT TO
WASHINGTON REAL ESTATE INVESTMENT TRUST DEFERRED
COMPENSATION PLAN FOR OFFICERS

The Washington Real Estate Investment Trust Deferred Compensation Plan for Officers (the "Plan") shall be amended, as set forth below, effective as of January 1, 2012.

1.     By substituting the following for Section 1.24:

"1.24    'STI Award' means the award granted to a Participant under WRIT's short-term incentive plan for services performed during a Plan Year."

2.     By substituting the following for Section 2.2:

"2.2     Participation. An Officer who is eligible to participate may become a Participant by electing to make a Salary Deferral, in accordance with Section 3.1, or an STI Deferral in accordance with Section 3.2."

3.     By substituting the following for Section 3.2:

"3.2    STI Deferrals. Each Participant may elect to have his STI Award for a Plan Year reduced by a whole percentage or a set dollar amount, and the amount of the reduction converted into RSUs and allocated to his STI Deferral Account for such Plan Year, by completing and filing an election form provided by the Committee during the annual election period specified by the Committee, which shall end not later than December 15th of the year preceding the Plan Year during which the services were performed for which the STI Award is paid. A Participant shall be required to complete and file a new election, in accordance with this Section 3.2, for each Plan Year that the Participant elects to make STI Deferrals."

4.     By adding the following new Article IX:

"ARTICLE IX. TRANSITION RULES FOR STI DEFERRAL
ELECTIONS MADE IN 2011

Before the Amendment effective as of January 1, 2012, 'STI Award' was defined under the Plan as follows:

' 'STI Award' means that portion of the award granted to a Participant under WRIT's short-term incentive plan and paid to the Participant for services performed during a Plan Year as of December 15th of such Plan Year, or that would be paid to the Participant on such date but for the Participant's STI Deferral election under Section 3.2.'

On February 15, 2012, WRIT's short-term incentive plan was amended for the 2012 Plan Year and later Plan Years to provide that no portion of the award granted under WRIT's short-term incentive plan will be paid for services performed during a Plan Year as of December 15th of such Plan Year, but the entire award will be paid by March 15th of the Plan Year following the Plan Year for which the services are performed, except to the extent a Participant makes an election to defer the award under the Plan (as defined herein). For Participants who elected in 2011 to defer all or a portion of the 'STI Award' (as defined in this Article) for services performed in 2012 that otherwise would have been paid in 2012, that election became irrevocable under the terms of the Plan as of December 15, 2011 and such amount as to which the election related constituted an 'amount of deferred compensation' (within the meaning of Section 409A of the Code), the payment of which was required to be made in accordance with such election, subject to the terms of the Plan. Accordingly, such elections made in 2011 will remain in place, subject to the terms of the Plan, with respect to the amount of deferred compensation to which they related and such amount of deferred compensation will be paid in accordance with such elections subject to the terms of the Plan, notwithstanding that no portion of the award under WRIT's short-term incentive plan for the 2012 Plan Year will, as a result of the February 15, 2012 amendment to WRIT's short-term incentive plan, be paid as of December 15, 2012 (but for a Participant's deferral election under the Plan). In other words, such elections made in 2011 will be construed to relate to the portion of the award under WRIT's short-term incentive plan for 2012 that was originally scheduled to be paid as of December 15, 2012 (but for a Participant's deferral election under the Plan) and was rescheduled to be paid in 2013 (but for a Participant's deferral election under the Plan) as a result of the February 15, 2012 amendment to WRIT's short-term incentive plan."

To record its adoption of this Amendment, Washington Real Estate Investment Trust has caused its authorized officers to affix its corporate name and seal.

WASHINGTON REAL ESTATE
INVESTMENT TRUST

By:	/s/ Laura M. Franklin

Title:	EVP